TELEGLOBE COMPLETES ACQUISITION OF INTERNATIONAL VOIP LEADER ITXC

JUNE 1, 2004 - MONTREAL, QUEBEC - Teleglobe International Holdings, Ltd (NASDAQ:TLGB), a leading provider in international wholesale telecommunications services, has completed its acquisition of ITXC Corp., whose pioneering global Voice over IP (VoIP) network enabled them to become a leading international voice carrier. The acquisition significantly enhances Teleglobe's voice services capabilities while complementing its strong position in Data, IP and Global Roaming services.

Teleglobe is now the third largest carrier of international voice traffic, transporting more than 11 billion minutes per year (Telegeography 2003). A management team experienced both in telecom and in corporate reengineering plans to develop the combined strength of the two companies.

Liam Strong remains President and CEO of the combined Teleglobe. Tom Evslin, founder and CEO of ITXC is the company's non-executive chairman of the board.

In making the announcement Strong said, "This combination of the two companies will allow Teleglobe to deliver a wide range of innovative and value added services to our carrier customers. These services will exploit the increasingly rapid adoption of VoIP technology and enable us to be at the leading edge of the industry curve."

The acquisition broadens and deepens the customer base and the international termination footprint of the combined companies, and also provides proven VoIP technology leadership within the industry while providing customers and suppliers with more flexible, scalable, and cost effective network interconnections and call transport.

Teleglobe is the only major carrier whose business is entirely wholesale and dedicated to enabling the retail services offerings of international, local and regional mobile and fixed carriers. "Our operation is structured with the exclusive aim to provide international services that help established and emerging carriers and ISPs to expand and grow," said Strong.

Teleglobe is enabling carriers and ISPs in three service categories:


o VOICE - International voice services to and from any corner of the world, and value added voice services such as international toll free calling. Fixed and mobile retail service providers get the benefit of a global voice network built upon over 250 direct and bilateral relations with national carriers, supplemented by hundreds of commercial carrier connections. The integration of ITXC's network adds the capabilities of advanced VoIP technology for quality services at the lowest costs and highest flexibility. The combination allows Teleglobe to address a wider range of market segments within the voice business.


o DATA - Global IP Transit, international private leased circuits (IPLs), bandwidth capacity, and broadcast services. Teleglobe is a Tier 1 Internet service provider (ISP) with multiple high capacity peering arrangements with other Tier 1 ISPs. The MPLS-enabled IP network connects more than 90 countries to the Internet and will carry IPv6 , the new generation IP protocol.


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o    MOBILE SIGNALING - Services including mobile global roaming for voice and text messaging. Teleglobe's global SS7/C7 signaling network reliably interconnects over 350 mobile operators.

Carriers now have even more compelling reasons to partner with Teleglobe, explains Strong. "Our wholesale international services are essential building blocks for carriers to raise network flexibility, lower network costs, deliver more value added services and expand their retail market penetration. They can depend on Teleglobe to help them compete."

ABOUT TELEGLOBE:
Teleglobe is a leading provider of international voice, data, Internet and mobile roaming services with over 50 years of industry expertise in international telecommunications. Teleglobe became a public company trading on the NASDAQ under the symbol TLGB with the acquisition of Voice over IP (VoIP) network leader ITXC Corp. in May 2004.

Teleglobe owns and operates one of the world's most extensive telecommunications networks, reaching over 240 countries and territories with voice and advanced data services. Teleglobe is the carrier of choice to more than 1, 200 wholesale customers, representing the world's leading telecommunications, mobile operators and Internet service providers.

Carrying over 11 billion minutes per year, and a significant portion of the world's Internet traffic, Teleglobe's network is consistently ranked among the most robust and reliable, performing at the high end of industry standards. Detailed information about Teleglobe is available on the company's web site at www.teleglobe.com.

FORWARD-LOOKING STATEMENTS
Teleglobe has included in this press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements concerning future or expected events or results.

Actual results could differ materially from those projected in the companies' forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the risks and uncertainties described in "Risk Factors" in the Registration Statement on Form S-4 filed by Teleglobe and in the Form 10-K and Form 10-Q filed by ITXC Corp.